                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     / / Definitive Proxy Statement
     /X/ Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                         TOREADOR ROYALTY CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                         TOREADOR ROYALTY CORPORATION
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     /X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         $125.00
- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

         Schedule 14A
- --------------------------------------------------------------------------------
     (3) Filing Party:

         Toreador Royalty Corporation
- --------------------------------------------------------------------------------
     (4) Date Filed:

         April 21, 1995
- --------------------------------------------------------------------------------

"This is a confirming electronic copy of additional definitive proxy materials filed with the Commission on Tuesday, May 9, 1995."


                          TOREADOR ROYALTY CORPORATION
                            530 PRESTON COMMONS WEST
                               8117 PRESTON ROAD
                              DALLAS, TEXAS  75225


                         SUPPLEMENT TO PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 1995

                                  INTRODUCTION

      On May 5, 1995, Toreador Royalty Corporation (the "Company") received notice that certain of the Company's stockholders intended to solicit proxies (the "Stockholder Solicitation") from the Company's stockholders in opposition to the proxies previously solicited by the Board of Directors of the Company (the "Board"). The Stockholder Solicitation proposes (i) the election of a slate of nominees for director of the Company different from the slate of directors nominated by the Board and (ii) the rejection of the Board's proposal to approve the Company's 1994 Non-Employee Director Stock Option Plan. This Supplement to Proxy Statement (this "Supplement") supplements the Proxy Statement (the "Proxy Statement") first sent to the stockholders of the Company by order of the Board on or about April 20, 1995 and provides additional information to the Company's stockholders required pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as a result of the Stockholder Solicitation. Stockholders should read the information contained in this Supplement in conjunction with the information in the Proxy Statement. The proxy that accompanied the Proxy Statement is solicited by the Board for use at the Annual Meeting of Stockholders of the Company to be held on May 18, 1995, at 10:00 a.m., Dallas, Texas time in the 36th floor conference center of Thompson & Knight, P.C., at 1700 Pacific Avenue, Dallas, Texas. The approximate date on which this Supplement is first being sent to stockholders is May 8, 1995.

SOLICITATION OF PROXIES

      The cost of soliciting proxies on behalf of the Board will be borne by the Company. The Company has retained Corporate Investor Communications, Inc. ("CIC"), a proxy solicitation firm in Carlstadt, New Jersey, to solicit proxies from brokers, banks, nominees, institutional holders and individual holders for use at the meeting at a fee of approximately $30,000 plus certain expenses. In addition, the Company has agreed to indemnify and hold CIC harmless against certain liabilities in connection with its solicitation efforts. CIC intends to utilize approximately 20 of its employees in connection with its solicitation efforts. In addition, the Company may use its officers and employees (who will receive no special compensation therefor) to solicit proxies in person or by telephone, facsimile or similar means. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy materials to the beneficial owners of such stock. The Company currently estimates that as a result of the Stockholder Solicitation it will incur approximately $100,000 in additional costs and expenditures (including legal fees and the fees of CIC) in connection with this solicitation. The Company estimates that to date it has incurred $7,500 of such additional costs and expenditures.

INFORMATION CONCERNING THE DIRECTORS/NOMINEES

      The Board has nominated seven persons for election to the Board, each of whom is currently a director of the Company and was re-elected as a director at the Company's 1994 annual meeting of stockholders. The Proxy Statement, to which reference is hereby made, contains information with respect to such persons, including their principal occupation and their beneficial ownership of shares of Common Stock, par value $.15625 per share (the "Common Stock"), of the Company. Certain additional information is set forth below.





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      The names and business addresses of such persons are as follows:

            Name                                 Business Address
            ----                                 ----------------

            Donald E. August                     99 Summer Street, 19th Floor
                                                 Boston, Massachusetts 02210

            John V. Ballard                      161-A Heritage Hills
                                                 Somers, New York 10589

            J. W. Bullion                        1700 Pacific Avenue
                                                 Suite 3300
                                                 Dallas, Texas 75201

            Thomas P. Kellogg, Jr.               One Norwalk West
                                                 40 Richards Avenue
                                                 Norwalk, Connecticut 06854

            John Mark McLaughlin                 2201 Sherwood Way
                                                 Suite 213
                                                 San Angelo, Texas 76901

            Peter R. Vig                         530 Preston Commons West
                                                 8117 Preston Road
                                                 Dallas, Texas 75225

            Jack L. Woods                        294 North Bay Drive
                                                 Bullard, Texas 75757


      Mr. Vig is the only director of the Company to have purchased or disposed of shares of the Common Stock during the last two years. The following is certain information with respect to each such transaction.

                                                                     Number
              Date of                     Type of                      of
            Transaction                 Transaction                  Shares
            -----------                 -----------                  ------
            12/29/94                    Gift                          2,000
            8/30/94                     Purchase                      5,000
            8/23/94                     Purchase                      5,000
            11/22/93                    Gift                          2,000
            11/5/93                     Purchase                      2,600
            11/3/93                     Purchase                      2,400
            11/2/93                     Purchase                      2,000


                                             By Order of the Board of Directors,


                                                         Peter R. Vig
                                                     Chairman of the Board

                      [TOREADOR ROYALTY CORPORATION LOGO]





               AN IMPORTANT MESSAGE FROM YOUR BOARD OF DIRECTORS



May 8, 1995


Dear Fellow Stockholder:

                                   BEWARE !!

You may have received or soon will receive proxy solicitation materials from a dissident group of five men - led by Peter Falb of Boston - the purported "Committee to Maximize Shareholder Value at Toreador Royalty Corporation". DON'T BE MISLED, THIS COMMITTEE'S SOLE OBJECTIVE IS TO TAKE CONTROL OF YOUR COMPANY IN ORDER TO PURSUE THEIR OWN AGENDA.


                       STOP! - AND COMPARE THE EXPERIENCE

Every member of your Board is highly qualified, through deep experience, to manage an oil and gas company. THE COMMITTEE IS NOT. One member of Toreador's present Board directed a leading U.S. bank's lending to the independent oil and gas sector; another has extensive tenure as a senior exploration executive.
Two Board members have been presidents of public oil companies. Two Board members are prominent Texas lawyers who have represented many clients with mineral interests; and another is an executive at an investment management firm.

In its proxy statement, no member of the committee cites any experience in the oil and gas business. All five emphasize their Ivy League degrees. One is still noting his Phi Beta Kappa membership some thirty years after graduation. Another member of the committee emphasizes that he has served on the Boards of the Massachusetts Horticultural Society and the Essex County Greenbelt and is President of the Board of the New England Wildflower Society. Serving the wildflower is commendable, as is college academic achievement, but they are certainly no substitute for hard-won knowledge and experience in the Texas oil and gas business. Nor are they qualifications for managing Toreador and its 870,000 Texas mineral acres.


               LOOK CAREFULLY FOR THE COMMITTEE'S HIDDEN AGENDA !

The committee has embarked on a campaign to discredit Toreador's management and Board of Directors. Their actions can only serve to disrupt your Company's efforts to market and facilitate exploration of the Company's mineral acreage
- -- the principal means of enhancing
long-term stockholder value. As a fellow stockholder(1), I urge you to be skeptical of any communication from this group or its representatives.

If you have not already voted your shares for the upcoming Annual Shareholder Meeting, please sign and date the enclosed WHITE PROXY CARD and mail it in the postage paid envelope today. Only the latest dated proxy will count. Regardless of how many shares you own, your vote is very important, and I encourage you to exercise your right to vote. PLEASE VOTE ONLY THE WHITE PROXY CARD. Do not sign or return any BLUE proxy card sent to you by the so-called "Committee to Maximize Shareholder Value".

In the meantime, if you are contacted by the Committee and wish to voice your concerns to Toreador, or have any questions, please call our proxy solicitor, Corporate Investor Communications, Inc., at (800) 346-7885, or collect at (201) 896-1900 or call me, Peter Vig, at (800) 966-2141.


Very Truly Yours,


/s/ PETER R. VIG
Peter R. Vig
Chairman and President


                              EXTREMELY IMPORTANT

   No matter how many or how few shares you own, please vote for Management's Nominees by:

   SIGNING, DATING, AND MAILING THE ENCLOSED WHITE PROXY CARD TODAY IN THE POSTAGE PAID ENVELOPE PROVIDED, BECAUSE ONLY THE LATEST DATED PROXY WILL COUNT.

   We urge you NOT TO RETURN ANY BLUE proxy cards sent to you by the "so-called" Committee to Maximize Shareholder Value.

   If your shares are held with a brokerage firm, your broker cannot vote your shares unless he receives your specific instructions.


   If you have any questions about how to vote your shares, please call our proxy solicitor at:

                    CORPORATE INVESTOR COMMUNICATIONS, INC.
                               111 COMMERCE ROAD
                              CARLSTADT, NJ  07072
                                 (800) 346-7885





__________________________________

          (1) The present directors of Toreador who are standing for election and the number of shares of Toreador stock each beneficially owns (including vested options) are: Donald E. August -- 17,000; John V. Ballard -- 85,000; J.W. Bullion -- 24,924; Thomas P. Kellogg, Jr. -- 4,400; John Mark McLaughlin -- 250,536; Peter R. Vig -- 300,898; Jack L. Woods, 17,000.

                      [TOREADOR ROYALTY CORPORATION LOGO]

FOR IMMEDIATE RELEASE

          BOSTON INVESTORS FILE COMPETING PROXY AND SLATE OF DIRECTORS
                        FOR TOREADOR ROYALTY CORPORATION


DALLAS, May 8 -- Toreador Royalty Corporation (Nasdaq: TRGL) announced today that a Boston-based "so-called" Committee to Maximize Shareholder Value has filed a competing proxy statement and slate of directors in an effort to take control of Toreador. Committee members own beneficially 840,500 shares of Toreador, approximately 15.7 percent of the outstanding common stock, according to its May 5 filing with the SEC.

The committee proposed a slate of directors including Peter Falb and Edward Dane, both principals of Dane Falb & Stone (DF&S), a money management firm headquartered in Boston. Other proposed directors include Theodore Johnson, chairman of an on-line interactive advertising company, Paul R. Farago, investor and volunteer marketing communications consultant, and Edward J. Stewart, III, a venture capitalist.

According to Peter Vig, chairman, president and chief executive officer of Toreador, "Not a single member of the committee lists the slightest bit of experience in the oil and gas industry in their proxy materials, yet they say they know how to increase the company's efficiency and to increase shareholder value.

"Securities and Exchange Commission filings indicate that Dane and Falb's investment management company, DF&S, has experienced a serious decline in their own business over the past five years. The filings show assets under management have declined precipitously, from $233 million at the end of 1989 to only $96 million at the end of 1994, in the midst of one of the great bull markets of all time. The number of client portfolios managed by the firm has dropped from 307 to 155 in this same period. Moreover, DF&S lost money in 1993. These are not the best credentials for attacking Toreador's management and directors, where assets have shown substantial growth. DF&S's record in recent years was an important factor in rejecting DF&S's earlier request for control of Toreador's Board," said Vig.

"In our opinion, the committee's control of Toreador would actually retard the development of its minerals, which is the ultimate means of increasing stockholder value," Vig added.

Toreador Royalty Corporation, based in Dallas, owns mineral interests in approximately 870,000 acres of land located in West Texas and the Panhandle. Toreador's annual meeting of shareholders is scheduled for May 18, 1995 in Dallas.

       Contact:  Peter Vig (214) 369-0080 or Clyde Hopkins (214) 754-0990